UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 25, 2025

Allied Gaming & Entertainment Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500
New York, New York 10151
(Address of principal executive offices, including zip code)
(646) 768-4240
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGAE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02  Termination of a Material Definitive Agreement.

On April 25, 2025, Allied Gaming and Entertainment, Inc. (the “Company”) entered into a Termination Agreement (the “Termination Agreement”) with Blue Planet New Energy Technology Limited (“Blue Planet” and, together with the Company, the “Parties”, and each a “Party”), pursuant to which the Parties agreed to mutually terminate the Securities Purchase Agreement, dated October 18, 2024 (the “Purchase Agreement”), pursuant to which Blue Planet purchased 6,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Purchased Shares”) and a Warrant to purchase up to 6,000,000 shares of the Company’s common stock (the “Warrant” and, together with the Purchase Agreement, the “Agreements”) at a purchase price of $1.10 per share for an aggregate purchase price of $6,600,000 (the “Purchase Price”).

Pursuant to the Termination Agreement, the Parties agreed that (a) the Agreements and all rights and obligations of the Company and Blue Planet under the Agreements will be fully and irrevocably terminated and cancelled, (b) Blue Planet will transfer all of the Purchased Shares to the Company, and (c) the Company will refund the Purchase Price to Blue Planet.

The foregoing description of the Termination Agreement is not complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the period ended March 31, 2025.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2025, Mr. Zongmin Ding resigned as a director of the Company and from any and all related committees of which he was a member, which resignation became effective immediately.

Item 8.01  Other Events.

On April 25, 2025, the Board approved several resolutions relating to the 2024 and 2025 Annual Meeting of Stockholders of the Company (the “Combined Annual Meeting”) to be held at a future date, including that, until the occurrence of the Combined Annual Meeting, the Company shall not, among other things:

•	take any action that would result in changes to the size of the Board;
•	modify the Company’s Bylaws or Certificate of Incorporation;
•	modify the Company’s charters for its audit, compensation, and nominating and corporate governance committees;
•
take any action to invalidate those three certain nominees proposed by Knighted Pastures LLC for election as Class B directors to the Board in opposition to the Company’s directors at the Combined Annual Meeting; and

•
enter into any transaction that would result in the issuance of equity in the Company to any third party, provided, however, that the foregoing shall not apply to any matter that is subject to a stockholder vote and does not take effect until the requisite stockholder approval is obtained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED GAMING & ENTERTAINMENT, INC.

Date: May 1, 2025	By:	/s/ Roy Anderson
Roy Anderson
Chief Financial Officer